UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Fidelity Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01571	88-6585799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

The information discussed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure

May 2026 Distributions

On May 28, 2026, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1750	$—	$0.1750
Class S Common Shares	$0.1750	$0.0176	$0.1574
Class D Common Shares	$0.1750	$0.0052	$0.1698

The distributions for each class of Shares are payable to shareholders of record as of the open of business on May 29, 2026, and will be paid on or about June 30, 2026.

Additionally, on May 28, 2026, the Fund declared variable supplemental distributions for each class of its Shares in the amount of $0.0160 per share. The variable supplemental distributions are payable to shareholders of record as of the open of business on May 29, 2026, and will be paid on or about June 30, 2026.

These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Fact Sheet

On May 28, 2026, Fidelity Private Credit Fund (the “Fund”) issued a fact sheet as of April 2026. A copy of the fact sheet is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 8.01 Other Events

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of April 30, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of April 30, 2026
Class I Common Shares	$24.91
Class S Common Shares	$24.89
Class D Common Shares	$24.91

As of April 30, 2026, the Fund’s aggregate NAV was $1.4 billion, the fair value of its investment portfolio was $2.5 billion and it had principal debt outstanding of $1.2 billion, resulting in a debt-to-equity ratio of approximately 0.89 times.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $4.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering and the Private Offering as of the date of this filing (through the May 1, 2026 subscription date). The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued		Total Consideration (1)
Offering:
Class I Common Shares	54,516,706		$1,389.4 million
Class S Common Shares	114,121		$3.0 million
Class D Common Shares	500	$	— million
Private Offering:
Class I Common Shares	301,227		$7.6 million
Class S Common Shares	—	$	— million
Class D Common Shares	—	$	— million
Total Offering and Private Offering*	54,932,554		$1,400.0 million

* Amounts may not sum due to rounding.

(1) Total consideration for Class D Common Shares as of May 1, 2026 was approximately $12.8 thousand.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Fact Sheet, April 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Fund

Date: May 28, 2026	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer